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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                              August 19, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-MITF AMT MPS-19                           877295   33-45206   811-1777

DEFINED ASSET FUNDS-MUNICIPAL STATE SERIES 4                  944750   33-62969   811-2537


DEFINED ASSET FUNDS-GSIF GNMA SERIES 1C                       781280   33-08086   811-2810

DEFINED ASSET FUNDS-GSIF MPUSTS-3                             781754   2-97979    811-2810


DEFINED ASSET FUNDS-IS-26 DAF                                 895587   33-54457   811-2295


DEFINED ASSET FUNDS- IS-192 DAF                               803875   33-49565   811-1777
DEFINED ASSET FUNDS- IS-206 DAF                               803937   33-53647   811-1777
DEFINED ASSET FUNDS- IS-223 DAF                               804028   33-58527   811-1777


DEFINED ASSET FUNDS-CIF ITS-26                                781783   33-34031   811-2295
DEFINED ASSET FUNDS-CIF ITS-29                                791017   33-38787   811-2295
DEFINED ASSET FUNDS-CIF ITS-37                                883648   33-47080   811-2295
DEFINED ASSET FUNDS-ITS-44 DAF                                883655   33-49503   811-2295


DEFINED ASSET FUNDS- ITS-232 DAF                              910378   33-53423   811-1777
DEFINED ASSET FUNDS- ITS-268                                  924361   333-0251   811-1777
DEFINED ASSET FUNDS- ITS-305                                  947173   333-2387   811-1777


DEFINED ASSET FUNDS-CIF MPS-307                               781811   33-44740   811-2295
DEFINED ASSET FUNDS-CIF MPS-319                               893499   33-57875   811-2295
DEFINED ASSET FUNDS-MPS-402 DAF                               893506   333-2453   811-2295


DEFINED ASSET FUNDS- MPS-570 DAF                              924317   333-0265   811-1777

DEFINED ASSET FUNDS-MITF MSS-6                                881830   33-47807   811-1777
DEFINED ASSET FUNDS- MSS-209 DAF                              924312   333-0313   811-1777
DEFINED ASSET FUNDS- MSS-313                                  1031544  333-2687   811-1777
DEFINED ASSET FUNDS- MSS-37 DAF                               895624   33-49585   811-1777
DEFINED ASSET FUNDS- MSS-64 DAF                               910013   33-53581   811-1777
DEFINED ASSET FUNDS- MSS-65 DAF                               910014   33-53649   811-1777
DEFINED ASSET FUNDS-MITF MSS 8V                               868165   33-40704   811-1777

DEFINED ASSET FUNDS-MITF NYPUT-4                              759756   2-94964    811-1777

DEFINED ASSET FUNDS-MITF PAS-14                               310940   2-64044    811-1777
DEFINED ASSET FUNDS-MITF PAS-15                               313105   2-65441    811-1777

TOTAL:   29 FUNDS

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